UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

Perspective Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33407	41-1458152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 676-0900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02         Results of Operations and Financial Condition.

On January 17, 2024, Perspective Therapeutics, Inc. (the “Company”) filed, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) to its effective registration statement on Form S-3 (File No. 333-275638) with the Securities and Exchange Commission (the “Commission”) in connection with a proposed offering of shares of its common stock, par value $0.001 per share (the “Common Stock”). The Preliminary Prospectus Supplement contains certain information and preliminary estimates regarding the Company’s financial results for the year ended December 31, 2023, which are set forth below.

●	Based on information currently available, the Company estimates that as of December 31, 2023, the Company had approximately $9.4 million of cash and cash equivalents.

●
As of December 31, 2023, the Company had sold an aggregate of 1,238,826 shares of Common Stock pursuant to that certain At Market Issuance Sales Agreement, dated November 17, 2023, among the Company, Oppenheimer & Co. Inc., B. Riley Securities, Inc. and JonesTrading Institutional Services LLC, at an average price of approximately $0.303 per share of Common Stock for gross proceeds of approximately $376,000 and net proceeds of approximately $365,000.

The preliminary financial data included in this Form 8-K and the Preliminary Prospectus Supplement has been prepared by, and are the responsibility of, the Company’s management. The Company’s independent registered public accounting firm, Assure CPA, LLC, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Assure CPA, LLC does not express an opinion or any other form of assurance with respect thereto. The Company’s actual results as of December 31, 2023 may differ from the preliminary financial data due to the completion of the Company’s closing procedures with respect to the fiscal year ended December 31, 2023, final adjustments and other developments that may arise between now and the time the financial results for the fiscal year are finalized.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSPECTIVE THERAPEUTICS, INC.

Date: January 17, 2024	By:	/s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer